Exhibit 99.1

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CONTACT: Stuart Smith

Ssmith@expressir.com

InferX Corporation
512.267.2430
www.inferx.com

PRESS RELEASE

FOR IMMEDIATE RELEASE

InferX Corporation Executive Management Team Expanded; Paul B. Silverman Joins as CEO and President; Carl Eckstein Joins Board of Directors

Sterling, VA., December 27, 2012 – InferX Corporation (OTC/PK: NFRX) announced today an expanded senior executive management team to support the company’s ambitious growth plans developing new advanced predictive analytics solutions in the rapidly growing analytics market addressing health care and other key market sectors.

InferX pioneered and commercialized a powerful, proprietary suite of predictive data analysis technologies and tools. The Company has two patents issued and three additional patents recently awarded its second patent for its real time, distributed predictive analytics and business intelligence system and has three additional predictive analytics patents pending.

Paul B. Silverman has agreed to serve as President and CEO of InferX, replacing B.K. Gogia who has been serving as Acting President & CEO after the resignation in July 2012 of Vijay Suri as President and CEO of InferX. Mr. Silverman will assume responsibilty for overall InferX business operations, incluing all InferX services, business intelligence solutions and ‘predictive analysis’ driven solutions which are a growing segment of InferX’s business.

“Next generation business analytics is today’s IT revolution, changing traditional rules of market, strategy,and operations analysis, driving economic growth and exciting new opportunities,” said Paul B. Silverman, InferX President and CEO. ”I foresee opportunities to use InferX’s proprietary agent-based predictive analytics technology to develop and deliver innovative new health care analytics solutions reducing costs, and improving operations and quality of today’s health care services. Personalized medicine, improved disease management protocols, new tools to reduce fraud, new applications in all sectors - that is what lies ahead driven by new analytics solutions - InferX plans to play a highly visible role in this market evolution,” said Silverman.

Under the new management plan, InferX Founder B.K. Gogia, will serve as Chairman, and also Executive Vice President leading InferX’s Health Care initiatives, a new division which will be responsible for managing current health care projects in the evidence-based medicine and analytics arena, working with major health care partners.

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“We are pleased that we have attracted a highly experienced, successful senior management executives to support InferX’s growth, helping the Company address the exciting, exponential growth health care analytics market,” said B.K. Gogia, InferX’s Chairman.

Mr. Silverman has a highly diversified and successful track record spanning 35 years serving as an experienced CEO, senior corporate management executive, global management consultant, public and private company CEO. Mr. Silverman has more than 10 years senior global management consulting experience, serving in senior management consulting positions with Coopers & Lybrand and Booz Allen and Hamilton, and also serving as CEO for James Martin Strategy, Inc. (JMS) co-managing all North American business operations for the Amsterdam-based global management consulting services firm. Mr. Silverman also has more than 18 years senior corporate management experience with leading global information industry players including GTE, RCA, Xerox and Satellite Business Systems (division of IBM) where he served as General Manager of International Services. Mr. Silverman accepted an appointment to serve as Special Representative for the Virginia Israeli Advisory Board (VIAB) within Governor Tim Kaine’s office to identify, review and assist in attracting Israeli-based defense, homeland security and next gen health care companies to Virginia.

Mr. Silverman also serves as an Adjunct Professor at the R. H. Smith School of Business at the University of Maryland where he teaches both MBA and undergraduate strategy courses. A frequent speaker at industry conferences and user groups, Mr. Silverman has published many articles and OpEds on new management directions, analytics, international business, market trends, policy and business issues, and also publishes a blog (www.paulbsilverman/blog). He is also the author of "Worm On A Chopstick –Understanding Today’s Entrepreneurial Age: Directions, Strategies, Management Perspectives,” an entrepreneurial management book sharing strategies and perspectives helping entrepreneurial managers address emerging challenges and opportunities Mr. Silverman holds a BS in Physics from CCNY and an MS in Management from Polytechnic University of New York.

Carl Eckstein has also been appointed to serve as a member of the Board of Directors and will also serve as a Senior Advisor.Carl Eckstein is Managing Partner of Sundial Ventures, LLC, a business development firm. Mr. Eckstein served as Managing Director of NextGen Capital I and II venture capital funds and is now developing a new NextGen III venture capital fund (www.nextgencapital.com). He has directly participated in 22 investments and in some cases served as CEO of selected portfolio companies. He.has over thirty years of experience as a venture capitalist, consultant and the owner of several software firms engaged in GIS and information technology consulting. Mr. Eckstein’s experience also includes serving as a principal with Arthur Young, consultant at Price Waterhouse, and a systems engineer at IBM.

About InferX Corporation

InferX is the market leader in next generation distributed Predictive Analytics and Business Intelligence Products and Solutions. InferX has pioneered and commercialized a powerful, patented suite of advanced data analytical solutions that improve corporate performance across the enterprise in the healthcare, financial services, and government markets. InferX is uniquely capable of delivering secure, real-time, and privacy preserving intelligence and decision support — all without the need to move data. InferX is headquartered in Sterling, VA. For more information go to the InferX website www.inferx.com

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Forward-Looking Statements

Certain statements above, in press releases and NFRX officials oral statements are "Forward-Looking Statements" (FLS) according to the Private Securities Litigation Reform Act of 1995 (the "Act"). FLS include statements predictive in nature, depending upon or referring to future events / conditions, including words like "believes," "anticipates," "intends," "plans," "expects," and similar expressions. Statements concerning future financial performance (revenues, earnings, and growth rates), ongoing business strategies / prospects, and future actions, which may be provided by management, are also FLS as defined by the Act. The actual and any future results, performance or achievements of the Company, expressed or implied, may be materially different and vary significantly for different reporting periods due to FLS that involve known and unknown risks and other factors. See InferX's 10-K for 12/31/11 for a discussion of those risks. Management believes that the assumptions made and expectations reflected in the FLS are reasonable. There is no assurance that the underlying assumptions will prove to be correct and the actual future results may be different from expectations expressed above. These statements are not guarantees of future performance. NFRX has no specific intention to update these statements.

©2012 InferX Corporation. All rights reserved. All trademarks and company names mentioned are the property of their respective owners.

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